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                                                                    EXHIBIT 14

                                 SOLUTIA INC.

                                CODE OF ETHICS
                                      FOR
                           SENIOR FINANCIAL OFFICERS

INTRODUCTION.
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This Code of Ethics for Senior Financial Officers has been adopted by the
Board of Directors of Solutia Inc. to promote honest and ethical conduct, proper disclosure of financial information in the Company's periodic reports, and compliance with applicable laws, rules, and regulations by the Company's senior officers who have financial responsibilities. Compliance with this Code, together with Solutia's Guidelines for Employee Conduct applicable to all employees, including Senior Financial Officers, is mandatory.

APPLICABILITY.
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As used in this Code, the term Senior Financial Officer means the Company's
Chief Executive Officer, Chief Financial Officer, General Counsel, Treasurer and Controller and other senior financial officers performing similar functions who have been identified by the CEO (collectively "Senior Financial Officers").

POLICY AND PRINCIPLES.
---------------------

In addition to being bound by all other provisions of the Guidelines for Employee Conduct, the Senior Financial Officers are subject to the following additional specific policies:

(1) The Senior Financial Officers shall avoid actual or apparent conflicts of interest between personal and business relationships, such as holding a substantial equity, debt, or other financial interest in any competitor, supplier or customer of the Company, or having a personal financial interest in any transaction involving the purchase or sale by the Company of any products, materials, equipment, services or property, other than through Company-sponsored programs. Any such actual or apparent conflicts of interest shall be brought to the attention of the General Counsel or the CEO.

(2) The Senior Financial Officers are responsible for full, fair, accurate, timely and understandable disclosure in the reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company. Accordingly, it is the responsibility of the each Senior Financial Officer promptly to bring to the attention of the General Counsel or the CEO any material information of which he or she may become aware that affects the disclosures made by the Company in its public filings.

(3) The Senior Financial Officers shall act with honesty and integrity and in good faith, responsibly, with due care, competence and diligence without misrepresenting material facts or allowing one's judgment to be subordinated and, in the performance of his or her duties at the Company, shall comply with laws, rules and regulations of federal, state and local governments and other public regulatory agencies that affect the conduct of the Company's business and the Company's financial reporting.

(4) The Senior Financial Officers shall not unduly or fraudulently influence, coerce, manipulate, or mislead any authorized audit or interfere with any auditor engaged in the performance of an internal or independent audit of the Company's financial statements or accounting books and records.

(5) The Senior Financial Officers shall promptly bring to the attention of the General Counsel or the CEO any information he or she may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to the Company and the operation of its business, by the Company or any agent thereof, or any violation of this Code of Ethics. After reasonable investigation, the General Counsel or the CEO must address the potential violation with the Audit and Finance Committee of the Board of Directors.

(6) In the event that a Senior Financial Officer has reason to believe that the General Counsel or the CEO is involved in the matter for which notification is required under this Code, the Senior Financial Officer should make the required notification directly to the Audit and Finance Committee of the Board of Directors.


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COMPLIANCE AND ACCOUNTABILITY.
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The Audit and Finance Committee of the Board of Directors or a designee thereof shall determine, on a case by case basis, appropriate actions to be taken in the event of violations of this Code of Ethics by any Senior Financial Officer. Such actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to this Code of Ethics, and may include written notice of violation as determined by the Audit and Finance Committee, censure by the Board, demotion or re-assignment of duties, suspension with or without pay or benefits or termination of the individual's employment.

WAIVER.
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Any request for a waiver of any provision of this Code must be in writing and addressed to the Board of Directors, in care of the Chairman, Audit and Finance Committee. Any waiver of this Code granted by the Board of Directors will be disclosed promptly on the Company's website or by any other means approved by the Securities and Exchange Commission.

Last updated: December 14, 2006

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